                                                                   Exhibit 10.25



                           LOAN AND SECURITY AGREEMENT


                         DATED AS OF ____________, 2000


                                     BETWEEN


                        PRIMUS TELECOMMUNICATIONS, INC.,


                                   AS BORROWER


                                       AND


                      GENERAL ELECTRIC CAPITAL CORPORATION,


                                    AS LENDER

                           LOAN AND SECURITY AGREEMENT

                                TABLE OF CONTENTS

                                                                                                                 PAGE
1.       CERTAIN DEFINITIONS......................................................................................1
2.       COMMITMENT TO LEND.......................................................................................8
3.       THE NOTE, PAYMENT TERMS AND FEES:........................................................................8
4.       PROCEDURES FOR BORROWING................................................................................12
5.       PLACE OF PAYMENT........................................................................................12
6.       PREPAYMENT..............................................................................................12
7.       MANDATORY PREPAYMENT....................................................................................12
8.       SECURITY INTEREST; GUARANTIES; OBLIGATIONS SECURED:.....................................................13
9.       DESCRIPTION OF COLLATERAL...............................................................................13
10.      MAINTENANCE, USE AND OPERATION:.........................................................................14
11.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER...................................................15
12.      INSURANCE...............................................................................................21
13.      CASUALTY................................................................................................21
14.      DEFAULT.................................................................................................22
15.      RIGHTS AND REMEDIES ON DEFAULT:.........................................................................24
16.      GENERAL AUTHORITY.......................................................................................26
17.      EXPENSES................................................................................................27
18.      INDEMNITY...............................................................................................28
19.      ASSIGNMENT..............................................................................................28
20.      MISCELLANEOUS...........................................................................................29
21.      NOTICES.................................................................................................30
22.      COUNTERPARTS............................................................................................30
23.      ENTIRE AGREEMENT........................................................................................30
24.      BINDING NATURE..........................................................................................30
25.      CONDITIONS OF CLOSING...................................................................................30
26.      CONDITIONS OF LENDING:..................................................................................32
27.      SERVICE OF PROCESS:.....................................................................................35
28.      WAIVER OF JURY TRIAL, ETC.:.............................................................................35


                    SCHEDULES TO LOAN AND SECURITY AGREEMENT

Schedule   2.01    Borrower's Business
Schedule   8.01    Collateral Description and Locations of Collateral
Schedule  11.01    Disclosure Schedule (Regulatory Authorizations; Proceedings; ERISA)
Schedule  11.02    Permitted Encumbrances
Schedule  11.03    Senior Note Covenants

                               TABLE OF CONTENTS
                                  (continued)

Schedule  11.04   Chief Executive Office; Principal Place of Business; Qualifying Leases
                  and Conveyances
Schedule  26.01   Post-Closing Documents

                     EXHIBITS TO LOAN AND SECURITY AGREEMENT


Exhibit A                  Form of Note
Exhibit B                  Form of Borrowing Certificate
Exhibit C                  Form of Borrower's Counsel Opinion
Exhibit D                  Form of Borrower's Regulatory Counsel Opinion
Exhibit E                     Form of Borrower's Foreign Counsel Opinion
Exhibit F                  Form of Landlord's Consent
Exhibit G                  Form of Collateral Assignment of Purchase Agreement
Exhibit H-1                Form of Subsidiary Guaranty -- Australia
Exhibit I-1                Form of Deed of Charge -- Australia

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement"), is dated as of _____________, 2000, by and between PRIMUS TELECOMMUNICATIONS, INC., a Delaware corporation with its principal office at 1700 Old Meadow Rd., McLean, VA 22102 ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation with offices at 10 Riverview Drive, Danbury, Connecticut 06810 and its affiliates, successors or assigns ("Lender").

         WHEREAS, the Borrower has requested the Lender to make Loans to the Borrower, and the Lender has agreed to do so, subject to and on the terms and conditions of this Agreement;

         Accordingly, in consideration of the mutual promises contained herein, the Borrower and the Lender agree as follows:

         1. CERTAIN DEFINITIONS: In addition to other words and terms defined in the preamble hereof or elsewhere in this Agreement, or on the schedules hereto, the following words and terms shall have the following meanings unless the context otherwise clearly requires:

         "ASSIGNEE": an assignee described in SECTION 19 hereof.

         "BENEFIT PLAN": a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "BORROWING CERTIFICATE": a certificate substantially in the form of Exhibit B hereto, executed by Borrower.

         "BORROWING DATE": any Business Day on which a Loan is made to Borrower hereunder.

         "BORROWER": Primus Telecommunications, Inc., and its successors and permitted assigns.

         "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to close.

         "CHANGE IN CONTROL": any change in the direct or indirect control of, or the ability or right to control, a majority of the voting shares of any class of securities or ownership rights in Borrower or Parent or in the right and/or the power to control the election of the board of directors of Borrower or Parent.

         "CLOSING DATE": September 29, 2000.

         "COLLATERAL": as defined and described in SECTIONS 8 AND 9 hereof.

         "COLLATERAL SCHEDULE": as defined and described in Section 9 hereof.

         "COMMITMENT": Lender's commitment to lend as set forth in SECTION 2 hereof.

         "COMMITMENT AMOUNT": $_____________.

         "CONSENT": a consent to a collateral assignment of a Vendor Purchase Agreement, a Landlord Consent, and/or a Mortgagee's Consent.

         "CONTAMINANT": any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum derived substance or waste, or any constituent of any such substance or waste.

         "DEED OF CHARGE": a Deed of Charge substantially in the form of Exhibit I-1 attached hereto, to be executed by any Australian Subsidiary acquiring rights to Equipment and a Deed of Charge or other security agreement in form reasonably acceptable to Lender for a Subsidiary located in a different jurisdiction acquiring rights to Equipment other than pursuant to a Qualifying Lease.

         "DEFAULT": any of the conditions or occurrences specified in SECTION 14, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

         "DEFAULT RATE": a rate of interest equal to the lesser of (i) three percentage points (3%) in excess of the Interest Rate or (ii) the maximum permissible rate under applicable law in effect at any time.

         "ENVIRONMENTAL LAWS": all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees or other binding determination of any Public Authority relating to health, safety, hazardous substances, and environmental matters applicable to the Borrower and/or its business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Water Act, 42 U.S.C.
Section 466 ET SEQ., as amended; the Clean Air Act, 46 U.S.C. Section 7401 ET SEQ., as amended; state and federal lien and environmental cleanup programs; the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ.; and U.S. Department of Transportation regulations, each as from time to time hereafter in effect.

         "EQUIPMENT": the equipment defined in SECTION 9 hereof.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE": (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the IRC) as the Borrower, (ii) any partnership or other trade or business (whether or not incorporated) under common control

(within the meaning of Section 414(c) of the IRC) with the Borrower and (iii) any member of the same affiliated service group (within the meaning of Section 414(m) of the IRC) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

         "EVENT OF DEFAULT": any of the events specified in SECTION 14 hereof, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, under 14 or otherwise, has been satisfied.

         "EVENT OF LOSS": as defined in SECTION 13 hereof.

         "FCC": the Federal Communications Commission or any successor commission or agency of the United States of America having jurisdiction over the Borrower or any System or Equipment.

         "FINANCING TERMINATION DATE": September 27, 2001, the date on which Lender's agreement to make any further Loans to Borrower terminates.

         "FIRST FUNDING DATE": the date the first Loan is funded by Lender hereunder.

         "GAAP": generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis in accordance with the Borrower's or the applicable Person's past practices (except for changes in application in which Borrower's independent certified public accountants concur), applied both to classification of items and amounts.

         "GOVERNMENTAL AUTHORITY": the federal government, any state or political subdivision thereof, any city or municipal entity, any foreign government having jurisdiction over Borrower, any of its Subsidiaries or their respective properties, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government over or with respect to Borrower or any of its Subsidiaries or their respective businesses or any Collateral.

         "GUARANTY": a Guaranty or Guaranty Agreement substantially in the form of EXHIBIT H-1 attached hereto, to be executed by any Australian Subsidiary acquiring rights to Equipment and a Guaranty in form reasonably acceptable to Lender for each Subsidiary located in a different jurisdiction acquiring rights to Equipment.

         "INDEBTEDNESS": as to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such Person otherwise assures a creditor against loss; (b) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which obligations such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss; (c) obligations of such Person to purchase or repurchase accounts receivable, chattel paper or other payment rights sold or assigned by such Person; and (d) indebtedness or obligations of such Person under or with respect to letters of credit, notes, bonds or other debt instruments.

         "INSTALLATION SITE(S)": any of the sites where Equipment is or is to be located, as those set forth on SCHEDULE 8.01 hereto or on any Borrowing Certificate with respect to Equipment financed after the initial Borrowing Date.

         "INTEREST RATE": as set forth in SECTION 3(e) hereof.

         "IRC": the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

         "LANDLORD CONSENT": a consent substantially in the form of EXHIBIT F hereto or in other form acceptable to Lender, to be executed by the owner/landlord, sublessor and/or licensor (including carriers) of any real property where any Collateral with a cost equal to or in excess of $100,000 is to be located.

         "LEASE": a Lease of the Equipment by Borrower as lessor and a Subsidiary of Borrower as lessee.

         "LENDER": General Electric Capital Corporation, and its successors and assigns.

         "LENDER'S EXPENSES": as described in SECTION 17 hereof.

         "LIEN": any mortgage, pledge, hypothecation, lien (statutory or other), judgment lien, security interest, security agreement, charge or other encumbrance, or other security arrangement of any nature whatsoever, including, without limitation, any installment contract, conditional sale or other title retention arrangement, any sale of accounts receivable or chattel paper, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and the filing of any financing statement under the UCC or comparable law of any jurisdiction.

         "LOAN": any loan made to the Borrower pursuant to the provisions of
SECTION 2 below.

         "LOAN DOCUMENTS": a collective reference to this Agreement, the Note, any Guaranty, Deed of Charge or assignment of Lease, and all other documents, instruments, agreements and certificates evidencing or securing any advance hereunder or any obligation for the payment or performance thereof and/or executed and delivered in connection with any of the foregoing.

         "LUCENT": Lucent Technologies Inc., a Delaware corporation.

         "MATERIAL ADVERSE EFFECT": with respect to any Person, a material adverse effect upon the financial condition, operations or properties of such Person, or upon the ability of such Person to perform under the Loan Documents.

         "MATURITY DATE": with respect to any Loan, 364 days after the Borrowing Date for such Loan; provided, however, that upon obtaining requisite Regulatory Authorizations, the Maturity Date shall be extended to the fifth annual anniversary of the Borrowing Date of such Loan.

         "MORTGAGEE'S CONSENT": a consent to be executed by any Person holding a lien on real property leased or otherwise provided to Borrower or any of its Subsidiaries on which any of the Equipment is located.

         "MULTIEMPLOYER PLAN": a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower or an ERISA Affiliate.

         "NOTE": the promissory note issued by Borrower to Lender pursuant to this Agreement, and all extensions, renewals, modifications, replacements, amendments, restatements and refinancings thereof, substantially in the form of Exhibit A hereto.

         "OBLIGATIONS": all indebtedness, liabilities and obligations of Borrower to Lender of any class or nature, whether arising under or in connection with this Agreement, the Note and/or the other Loan Documents or otherwise, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, whether for principal, interest, fees, Lender's Expenses, lease obligations, indemnities or otherwise, including, without limitation, future advances of any sort, all future advances made by Lender for taxes, levies, insurance and/or repairs to or maintenance of the Collateral, the unpaid principal amount of, and accrued interest on, the Note, and any Lender's Expenses. Obligations shall include all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of the Borrower, whether or not allowed in such proceeding.

         "PARENT": Primus Telecommunications Group, Incorporated, a Delaware corporation.

         "PAYMENT DATE": with respect to each Loan, the last day of the calendar month in which the Borrowing Date for such Loan occurs and the last day of each calendar month thereafter until the Maturity Date of such Loan.

         "PBGC": the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "PERSON": any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

         "PERMITTED ENCUMBRANCES": the Liens permitted under SECTION 11(k) hereof.

         "PLAN": any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

         "PREPAYMENT PREMIUM": as defined in SECTION 6 hereof.

         "PUC": any state or foreign Governmental Authority having utility or telecommunications regulatory authority over the Borrower, any System or any Equipment.

         "QUALIFYING LEASE": a Lease to a Subsidiary of Borrower in a form reasonably acceptable to Lender and in any case stating therein that such Lease has been collaterally assigned to the Lender to secure the payment and performance of the Obligations and if such Lease is to cover Equipment to be located outside the United States, Lender has determined that Lender can readily perfect and enforce its security interest in the Equipment in such jurisdiction at a reasonable cost and that there are no adverse tax or regulatory consequences to, or burdensome requirements imposed upon Lender if the Equipment is located in such jurisdiction.

         "REGULATORY AUTHORIZATIONS": all approvals, authorizations, licenses, filings, notices, registrations, consents, permits, exemptions, registrations, qualifications, designations, declarations, or other actions or undertakings now or hereafter made by, to or in respect of any Governmental Authority, including, without limitation, any certificates of public convenience and all grants, approvals, licenses, filings and registrations from or to the Federal Communications Commission or any state Public Utilities Commission or any foreign Governmental Authority having jurisdiction over Borrower or any of its Subsidiaries that is necessary in order to enable Borrower or any of its Subsidiaries to own, construct, maintain and operate the Equipment or any System, and any authorizations specified on SCHEDULE 11.01 hereto.

         "RELEASE": any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

         "REMEDIAL ACTION": actions required to (1) clean up, remove, treat or in any other way address Contaminants in the environment; (2) prevent the Release or threat of Release or prevent or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (3) perform preremedial studies and investigations and postremedial monitoring and care.

         "REPORTABLE EVENT": any reportable event as defined in Section 4043 of ERISA unless the reporting requirement with respect to such reportable event has been waived by the PBGC or other appropriate Governmental Authority.

         "REQUIRED CONSENTS": the Regulatory Authorizations, Landlord Consents, Mortgagee Consents or consents of other Persons required with respect to Borrower's execution, delivery and performance of this Agreement and the other Loan Documents, as described in SECTIONS 25 and 26 hereto.

         "SOFTWARE" and "SOFTWARE LICENSES": any software now or hereafter owned by, or licensed to, Borrower or any of its Subsidiaries or with respect to which Borrower or any of its Subsidiaries has or may have license or use rights and all licenses with respect to such rights, in each case relating to Equipment.

         "SOLVENT": at any time of determination, with respect to any Person, such Person is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or mature liability.

         "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company, or other entity in which equity interests having ordinary voting power to elect a majority of the board of directors, managers or similar persons of the entity are at the time directly or indirectly owned or controlled by such Person (regardless of any contingency which does or may suspend or dilute the voting rights of such class). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower and also to entities that are under common control with Borrower by being Subsidiaries of Parent. Specifically, all references to an Australian Subsidiary include any corporation in the position of a Subsidiary of Primus Telecommunications Group, Inc., of which Borrower is also a Subsidiary.

         "SUPPLIER": Lucent and any other Vendor approved in writing by Lender.

         "SYSTEM": Borrower's or any of its Subsidiaries' telecommunications network or system constructed and/or operated by Borrower or any of its Subsidiaries permitted hereunder (including any future development and expansions thereof), of which any Equipment forms a part

         "TAXES": as defined in SECTION 3(h) hereof.

         "TERMINATION EVENT": (i) a Reportable Event with respect to a Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA;
(iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

         "UCC": the Uniform Commercial Code as the same may from time to time be in effect in the State of New York, or the Uniform Commercial Code of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

         "VENDOR" means any manufacturer or supplier of Equipment or licensor or supplier of Software approved in writing by Lender, in each case other than Lucent.

         "VENDOR PURCHASE AGREEMENT": any purchase agreement, together with any amendments or supplements thereto, between a Vendor or Lucent and Borrower or an assignor of Borrower and all purchase orders and invoices issued pursuant thereto for the sale of Equipment.

         2. COMMITMENT TO LEND: Subject to the terms and conditions provided in this Loan and Security Agreement ("Agreement") and so long as no Event of Default (as defined in Section 14 hereof) or event or condition which with notice or passage of time or both would constitute an Event of Default has occurred and is continuing hereunder, Lender agrees to make Loans to Borrower, until the Financing Termination Date, in an amount in the aggregate not to exceed the Commitment Amount, which Loans shall be used solely for (i) the purchase by Borrower of telecommunications equipment and associated software sublicenses from the Supplier or another approved Vendor pursuant to one or more Vendor Purchase Agreements made by and between the Supplier (or another approved Vendor) and Borrower for installation in the United States, Canada, Australia, Japan, Germany, the United Kingdom or France and other jurisdictions approved by Lender in writing, and (ii) the payment of transaction costs in connection with the execution and delivery of the Loan Documents and the payment of costs associated with services provided by Supplier or another approved Vendor, including but not limited to freight, installation, maintenance and servicing of the equipment and software, PROVIDED, that no more than 20% of the total amount of Loans outstanding at any time shall be used for the costs described in this clause (ii).

         3. THE NOTE, PAYMENT TERMS AND FEES:

         (a) All Loans to Borrower hereunder shall be evidenced by the Note, executed by Borrower, which shall evidence the obligation of Borrower to pay the outstanding principal balance of the Loans, plus any accrued interest thereon.

         (b) The Note shall be dated the Closing Date and shall mature on the Maturity Date of the last Loan made hereunder. Except as otherwise provided herein, each Loan shall bear interest from the Borrowing Date thereof on the outstanding unpaid principal amount thereof at the Interest Rate stated below (compounded monthly and computed on the basis of a year of 365 days for the actual days elapsed). In computing interest on each Loan, the Borrowing Date shall be included and the Payment Date excluded. Borrower and Lender understand that the amortization schedule described in Section 3(d) below is intended to amortize fully the principal amount of each Loan and any other principal and interest amounts outstanding will be added to the final payment on the Maturity Date of such Loan. In any event, the entire outstanding principal amount of each Loan and all accrued but unpaid interest and all other outstanding amounts due thereunder shall be paid on the Maturity Date of such Loan. If a Payment Date is not a Business Day, the Payment Date shall be on the first Business Day following the day which is not a Business Day, and interest thereon shall be payable at the rate in effect during such extension. Each payment shall be credited first to accrued and unpaid interest and the balance to the principal amount (provided that in any event the entire principal amount of a Loan then outstanding together with any accrued and unpaid interest shall be paid on the Maturity Date for such Loan). The Lender is authorized to endorse the date and amount of each Loan, the interest rate applicable thereto and each payment of the principal amount and interest with respect to each Loan on the schedule annexed to and constituting a part of the Note, which endorsement shall be conclusive evidence against Borrower of the amount owing to the Lender with respect to the Loans in the absence of manifest error; PROVIDED, HOWEVER, that the failure of the Lender to register any such information on such schedule shall not in any manner affect the obligation of Borrower to repay the Loans in accordance with the terms of this Agreement.

         (c) All payments shall be made in lawful money of the United States of America in immediately available funds and without set off or counterclaim to the Lender or any subsequent assignee of the Note or all or a portion of the Loans.

         (d) Interest with respect to each Loan shall be payable in arrears on each Payment Date, on the Maturity Date for such Loan and after the Maturity Date for such Loan or the occurrence of an Event of Default, on demand. In the event that the Borrower does not obtain the requisite Regulatory Authorizations to extend the Maturity Date of any Loan to the fifth anniversary of the Borrowing Date thereof, the outstanding principal balance of such Loan shall become due and payable 364 days after the Borrowing Date thereof; otherwise, the outstanding principal balance of such Loan shall be payable on each Payment Date beginning with the thirteenth Payment Date following the Borrowing Date of such Loan, on the Maturity Date, and after the Maturity Date or the occurrence of an Event of Default, on demand. The principal payments made on the thirteen through and including the twenty-fourth Payment Date following the Borrowing Date of a Loan shall each be in an amount equal to 1.75% of the outstanding principal balance of such Loan, the principal payments made on the twenty-fifth through and including the forty-eighth Payment Date following the Borrowing Date of such Loan shall each be in an amount equal to 2.00% of the outstanding principal balance of such Loan, and the principal payments made on the forty-ninth through and including the fifty-ninth Payment Dates following the Borrowing Date of such Loan shall each be in an amount equal to 2.5833% of the outstanding principal balance of such Loan. The principal payment made on the sixtieth Payment Date shall be in an amount equal to the outstanding principal balance of such Loan.

         (e) The "INTEREST RATE" on each Loan shall be equal to a rate determined by adding 500 basis points to the published yield on Five (5) Year Constant Maturity United States Treasury Notes as reported in Federal Reserve Statistical Release H.15(519), as published by the Board of Governors of the Federal Reserve System, or any successor publication by the Board of Governors of the Federal Reserve System, three days prior to the Borrowing Date with respect to that Loan.

         (f) Whenever any principal or interest payment, fee or other Obligation hereunder is not paid within ten (10) days after the date when due, Borrower agrees to pay on demand (as a fee to offset Lender's Expenses), one and one-half percent (1-1/2%) per month of all overdue amounts from the due date until paid, but not exceeding the lawful maximum, if any.

         (g) Notwithstanding any provision of this Agreement, it is the intent of Lender and Borrower that Lender, or any subsequent holder of the Note or assignee of any portion of the Loans, shall never be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum non-usurious lawful rate of interest permitted to be charged by applicable law, as amended or enacted from time to time. In the event Lender, or any subsequent holder of the Note, ever receives, collects, reserves or applies as interest, interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of the principal amount thereof and treated hereunder as such (except that no prepayment premium otherwise applicable shall be payable thereon), or, if the principal amount thereof and all other amounts due are paid in full, any remaining excess funds shall immediately be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof as it may relate to any fees charged by the Lender, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire term of the Loans; provided that if the Loans are paid in full prior to the end of the full contemplated term hereof, and if the interest received over the actual period of existence hereof exceeds the maximum lawful rate of interest, Lender or any subsequent holder of the Note or any assignee of any portion of the Loans shall refund to Borrower the amount of such excess, and in such event shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

         (h) The Borrower agrees to pay the Lender on each Borrowing Date a loan fee equal in amount to one percent (1.00%) of the amount of the Loan made on such date.

         (i) Borrower agrees to pay all amounts owing by it under this Agreement, the Note or the other Loan Documents free and clear of and without deduction for any present or future taxes (excepting any taxes assessed on Lender's income by the United States of America) (collectively, the "TAXES") and represents that it has paid, and agrees that it shall pay, when due all applicable deductions or withholdings for or on account of any Taxes, levies, duties, fees, deductions or withholdings, restrictions or conditions of any nature imposed by or on behalf of any jurisdiction (other than the United States of America) or any taxing authority (other than the United States of America) whatsoever on the payments by Borrower to Lender under this Agreement, the Note or the other Loan Documents and

                  (i) that if it is prevented by operation of law from paying any Taxes, then the interest rate or fees required to be paid under this Agreement, the Note or the other Loan Documents shall be increased by the amount necessary to yield to Lender interest or fees at the rates specified in this Agreement, the Note or the other Loan Documents after provision for the payment of all such Taxes and without taking into account any tax benefits accruing to Lender from such payment;

                  (ii) that it shall at the request of Lender execute and deliver to Lender such further instruments as may be necessary or desirable to effect the increase in the interest or fees as provided for in clause (i) immediately above, including a new Note to be issued in exchange for the Note theretofore issued;

                  (iii) that it shall hold Lender harmless from and against any liabilities with respect to any Taxes (whether or not properly or legally asserted); and

                  (iv) that it shall provide Lender with the original or a certified copy of evidence of the payment of any Taxes by it, as Lender may reasonably request, or, if no Taxes have been paid, to provide to Lender, at Lender's request, with a certificate from the appropriate taxing authority or an opinion of counsel acceptable to Lender stating that no Taxes are payable.

         (j) If Lender shall receive a refund of any Taxes paid by Borrower pursuant to this Section by reason of the fact that such Taxes were not correctly or legally asserted, Lender shall within sixty (60) days after receipt of such refund pay to Borrower the amount of such refund, as determined solely by Lender; PROVIDED, HOWEVER, that in no event shall the amount paid by Lender to Borrower pursuant to this sentence exceed the amount of Taxes originally paid by Borrower; and FURTHER PROVIDED that Lender shall not have any obligation under this Agreement to claim or otherwise seek to obtain any such refund.

         (k) If, due to either (i) the introduction after the date hereof of, or any change after the date hereof in or in the interpretation of, any applicable law, rule or regulation by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or
(ii) compliance by the Lender or any assignee thereof after the date hereof with any final request or final directive issued after the date hereof (whether or not having the force of law) by any such Governmental Authority, central bank or comparable agency, and, as a result of any of the events set forth in the above clauses (i) and (ii), (x) there shall be any increase in the cost to the Lender or any assignee thereof in maintaining its Commitment under this Agreement or funding or maintaining its Loans under this Agreement, or (y) Lender or any assignee thereof is subjected to any charge or withholding on its obligations hereunder, or changes in the basis of taxation of payments to the Lender or any assignee thereof in connection with any of the foregoing (except for changes in the rate of tax on overall net income of the Lender or any assignee thereof) (collectively, "INCREASED COSTS"), then the Borrower shall, from time to time, pay, to the Lender or such assignee within 15 days after the Lender or such assignee shall have provided notice to the Borrower of such Increased Cost, an amount sufficient to compensate the Lender or such assignee for such Increased Cost, as provided herein. A certificate setting forth in reasonable detail the computation of the amount of such Increased Cost (which increase in cost shall be determined by the Lender's or such assignee's reasonable allocation of the aggregate of such cost increases resulting from such event), submitted to the Borrower by the Lender or such assignee, shall be conclusive and binding for all purposes, absent manifest error.

         (l) If the Lender or any assignee thereof that is subject to minimum capital requirements (it being understood that as of the Closing Date General Electric Capital Corporation is not subject to minimum capital requirements) determines that compliance by the Lender or such assignee, with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Lender or such assignee, or any corporation controlling the Lender or such assignee, and the Lender or such assignee reasonably determines that the amount of such capital is increased by or based upon any commitment to lend hereunder or making or maintaining Loans, or other commitments of this type, then, upon demand by such Person, the Borrower agrees to, within five (5) days of such demand, pay to such Person, from time to time as specified by such Person, additional amounts sufficient to compensate such Person in the light of such circumstances, to the extent that such Person reasonably determines such increase in capital to be allocable to such Person's commitment or maintenance of Loans hereunder. A certificate as to the amount of such increased cost, submitted to the Borrower by the applicable Person shall, absent manifest error, be conclusive and binding on the Borrower for all purposes.

         4. PROCEDURES FOR BORROWING: Borrower shall execute and deliver to Lender, at least five (5) Business Days prior to the date of the requested Loan (unless Lender shortens such period), a Borrowing Certificate in the form of EXHIBIT B to request Loans to finance the acquisition by Borrower of Equipment. Each Borrowing Certificate shall specify the Business Day on which the requested Loan is to be made and the amount of the requested Loan and have attached thereto the applicable purchase order issued by Borrower and related invoice from the Supplier which is to be paid by Lender with the proceeds of the Loan, a delivery and acceptance certificate, evidencing the Borrower's acceptance of the Equipment to be financed with the requested Loan, if the Borrower is requesting reimbursement of amounts previously paid to the Supplier for Equipment, copies of the invoices from the Supplier which were paid and the cancelled checks of the Borrower that evidence such payment. On the Borrowing Date specified in the Borrowing Certificate, providing that all conditions precedent have been satisfied, Lender shall transmit the borrowed funds to an account maintained by and in the name of Supplier or to the Borrower, as requested in the Borrowing Certificate. The aggregate principal amount of each Loan shall be not less than $25,000. Lender shall not be required to make Loans more than twice per calendar month.

         5. PLACE OF PAYMENT: The outstanding principal balance of the Loans, interest, fees and all other Obligations, shall be payable at 10 Riverview Drive, Danbury, Connecticut 06810, or such other place as may be designated, from time to time in writing, by Lender or any subsequent assignee.

         6. PREPAYMENT: Borrower may, at its option but subject to the satisfaction of the requirements of the next sentence, at any time and from time to time, prepay the Loans, in whole or in part, upon at least (30) Business Days prior written notice to Lender specifying the date and amount of prepayment in a minimum amount of $50,000. Any such prepayment shall be subject to a prepayment premium ("Prepayment Premium") equal to a percentage of the amount being prepaid with respect to each Loan as follows: three percent (3%) if the prepayment is made during the period commencing on the Borrowing Date for such Loan through and including the first anniversary thereof; two percent (2%) if the prepayment is made at any time thereafter through and including the second anniversary of the Borrowing Date for such Loan; and one percent (1%) if the prepayment is made at any time thereafter.

         7. MANDATORY PREPAYMENT: Upon Lender's demand, if Borrower leases or sells or disposes of any Equipment other than pursuant to a Qualifying Lease or sale of Equipment to a foreign Subsidiary which grants a security interest in the Equipment to the Lender pursuant to documentation satisfactory to Lender or upon the written consent of Lender, or if any Lease ceases to be a Qualifying Lease, Borrower shall prepay all Loans to the extent proceeds thereof were used to purchase the Equipment and related Software so leased or sold, pro rata to the Lender according to their respective percentages of the aggregate Loans made hereunder. All such prepayments shall include all principal, accrued interest, Prepayment Premium and all other Obligations.

         8. SECURITY INTEREST; GUARANTIES; OBLIGATIONS SECURED:

         (a) Borrower (as debtor) hereby assigns as collateral and grants to Lender (as secured party), as security for the payment and performance of all of the Obligations, a continuing security interest and/or charge in and to, and right of setoff against, all of Borrower's right, title and interest in and to the property and the property rights described in SECTION 9 hereof, whether now owned or hereafter acquired or arising, wherever located, together with all substitutions therefor and all accessions, replacements, products, proceeds and renewals thereof, to the extent financed or refinanced with proceeds of a Loan hereunder.

         (b) Borrower shall cause each Subsidiary that acquires rights in any Collateral to execute and deliver to Lender a Guaranty (substantially in the form of EXHIBIT H-1 attached hereto with respect to Equipment located in Australia and such other form as Lender shall reasonably require with respect to any other jurisdiction) guaranteeing so much of the Obligations hereunder as is represented by the purchase price and installation costs and other associated costs of such Collateral, plus the financing costs attributable thereto. Borrower also shall cause each such Subsidiary to grant to Lender a security interest and/or charge in the Collateral in which it acquires rights either directly or as security for the Subsidiary's Guaranty, at the discretion of Lender reasonably exercised on the advice of counsel.

         9. DESCRIPTION OF COLLATERAL: To secure the payment and performance of the Obligations, Borrower (as debtor) hereby assigns to Lender as collateral, and grants to Lender (as secured party) a continuing security interest (or in foreign jurisdictions, the equivalent) in and to, and a right of setoff against, all of Borrower's right, title and interest in and to the following kinds and types of property, whether now owned or hereafter acquired or arising, wherever located, together with all substitutions therefor and all accessions, products, replacements, proceeds and renewals thereof, to the extent financed or refinanced with proceeds of a Loan hereunder, and in all proceeds and products thereof, including without limitation the collateral specifically described on
SCHEDULE 8.01 hereto located in the locations described on SCHEDULE 8.01, including the rights and interests of any Subsidiary acquiring rights in such collateral not separately secured to the Lender by a Guaranty and Deed of Charge (collectively, the "COLLATERAL"):

         (a) All equipment and fixtures financed or refinanced with proceeds of a Loan and in each case any and all additions, substitutions, and replacements to or of any of the foregoing, together with all attachments, components, parts, improvements, upgrades, and accessions installed thereon or affixed thereto, but excluding such additions, attachments, components, parts, improvements, upgrades, and accessions not financed pursuant hereto provided that the removal thereof would not harm the equipment or fixtures to which it is attached. The equipment and fixtures shall include installation services provided by Lucent or any other Vendor in connection therewith and any Software integral to the operation of the equipment and fixtures (the items described in this clause (a) being collectively referred to as "EQUIPMENT");

         (b) All of Borrower's right, title and interest in and to any Vendor Purchase Agreement entered into after the Closing Date with Lucent or any other Supplier whose Equipment is financed pursuant hereto, to be delivered with consents to the Lender from Lucent or such Supplier for those assignments within ten (10) Business Days after the effective date of each such purchase agreement using substantially the same form as EXHIBIT G to this Agreement;

         (c) All general intangibles and intangible property (including all contracts and contract rights) constituting part of, or provided by or through Lucent or any Vendor in connection with the Equipment or associated with any System which are necessary for the proper operation of the Equipment, including without limitation insurance proceeds and amounts due under insurance policies, licenses, license rights, rights in intellectual property, Software, Software Licenses, computer programming (including source codes, object codes and all other embodiments of computer programming or information), refunds, warranties and indemnification rights, and all amounts owed at any time to Borrower by Lender or Lucent or by a Supplier in connection with a Vendor Purchase Agreement relating to Equipment (collectively, "GENERAL INTANGIBLES");

         (d) All of Borrower's right, title and interest in and to all Leases and Qualifying Leases of Equipment by Borrower as lessor, and any other leases of the Equipment by Borrower as lessor; and

         (e) All Equipment and all Software financed pursuant hereto listed on a collateral schedule attached to a Borrowing Certificate ("Collateral Schedule"), each Collateral Schedule hereby being incorporated in and made a part of this Agreement.

         10. MAINTENANCE, USE AND OPERATION:

         (a) At all times while this Agreement remains in effect, Borrower or any Subsidiary that leases or acquires an interest in any Equipment, at its sole cost and expense, shall maintain the applicable Equipment and System in good repair, condition and working order in accordance with established maintenance procedures such that the System performs in accordance with published specifications in all material respects, and Borrower or such Subsidiary shall maintain the Equipment at all times in accordance with the Supplier's recommendations. Borrower shall, and shall cause any Subsidiary which leases or acquires an interest in any Equipment, to use the Equipment and all parts thereof for its designated purpose and in compliance with all applicable laws and shall at all time keep the Equipment in its possession and control and not permit such Equipment to be moved from the Installation Sites, as set forth in
SCHEDULE 8.01, without Lender's prior written consent, such consent not to be unreasonably withheld.

         (b) The Equipment is, and shall at all times be deemed to be, personal property even if the Equipment is affixed or attached to real property or any improvements thereon. At Lender's request, Borrower or any Subsidiary that leases or acquires an interest in any Equipment shall at no charge within a reasonable period of time cause to be affixed to the Equipment any tags, decals, or plates furnished by Lender indicating Lender's interest in the Equipment, and Borrower or such Subsidiary shall not permit their removal or concealment. Borrower or such Subsidiary shall at all times keep the Equipment free and clear of all liens and encumbrances, except those arising through actions of Lender or permitted in writing by Lender. Borrower or such Subsidiary shall take such actions as may be reasonably requested by the Lender to maintain the status of the Equipment and all parts thereof as personal property.

         (c) Borrower will, at Borrower's expense, furnish a Landlord's Consent or Mortgagee's Consent, as appropriate, from any party having an interest in any real estate or building in which any Equipment is located or furnish an acknowledgment satisfactory to Lender from any affiliate, landlord, mortgagee, easement grantor, or other person who is in a position to claim rights in property where the Equipment is located, promising to give Lender notice of any claimed default by Borrower or any Subsidiaries with respect to such property interest and an opportunity to remove the Equipment and other elements of the System upon commercially reasonable terms. Lender may inspect the System at any time during normal business hours of a Borrower or Subsidiary subject to its normal operational procedures.

         11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER: Borrower makes the representations and warranties set forth below on the Closing Date and on each Borrowing Date. In addition, Borrower makes the covenants to Lender set forth below so long as this Agreement is in effect and any Obligations to Lender remain outstanding.

         (a) Each of Borrower and any Subsidiary which leases or acquires an interest in Equipment is a corporation duly organized, validly existing, and in good standing under the laws of the state or nation of its incorporation and is authorized to do business and/or is in good standing as a foreign corporation in each jurisdiction in which any System it operates is located, and each of Borrower and any Subsidiary which leases or acquires an interest in Equipment is authorized and licensed under applicable law to operate as a facilities based carrier therein, and each of Borrower and any Subsidiary which leases or acquires an interest in Equipment has the corporate power and capacity to enter into this Agreement, any Loan authorized pursuant to this Agreement, or any Lease of Equipment, as the case may be, and to perform all of its obligations hereunder and thereunder.

         (b) This Agreement, the Schedules, the Exhibits, and all other Loan Documents and the performance by Borrower and each Subsidiary which leases or acquires an interest in Equipment hereunder of their respective obligations have been duly and validly authorized and approved under all laws and regulations and procedures applicable to Borrower or any Subsidiary which leases or acquires an interest in Equipment hereunder, and under the terms and provisions of the resolutions of such entity's governing body, a copy of which, with respect to the Borrower, has been provided to Lender herewith or with respect to any such Subsidiary, will be provided prior to the date of any Loan, the proceeds of which finance Equipment which any Subsidiary leases or acquires an interest in; the consent of all necessary persons or bodies has been obtained; and all of such documents executed by Borrower or any Subsidiary which leases or acquires an interest in Equipment hereunder have been duly and validly executed and delivered by authorized representatives of such entity and constitute valid, legal and binding obligations of such, enforceable against such entity in accordance with their respective terms.

         (c) No other approval, Consent, Regulatory Authorization, or withholding of objection is required from any Governmental Authority with respect to the entering into or performance by Borrower of this Agreement, or the performance by Borrower or any Subsidiary which leases or acquires an interest in Equipment hereunder of the transactions contemplated hereby other than Regulatory Authorizations required to extend the Maturity Date of any Loan beyond 364 days after the Borrowing Date thereof.

         (d) The entering into and performance of this Agreement and any Loan entered into pursuant hereto will not violate any judgment, order, law or regulation applicable to Borrower or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Borrower or any Subsidiary or on any Equipment pursuant to any instrument to which Borrower or any Subsidiary is a party or by which it or its assets may be bound, except pursuant to the transactions and documents contemplated in this Agreement.

         (e) Borrower and each of its Subsidiaries has conducted and continues to conduct its business in all material respects in accordance with applicable laws, and has paid or will cause to be paid all taxes, assessments and other governmental charges as and when due except those challenged in good faith by appropriate proceedings. Except as set forth in SCHEDULE 11.01, Borrower and each of its Subsidiaries has all of the Regulatory Authorizations necessary to conduct their respective businesses in the jurisdictions were such businesses are conducted, and Borrower covenants to obtain all Regulatory Authorizations required for any future operations by Borrower and each of its Subsidiaries in any jurisdiction. None of the operations of the Borrower or any of its Subsidiaries with respect to any Installation Site is, to the knowledge of the Borrower, the subject of federal or state investigation evaluating whether any Remedial Action is needed to respond to a Release. Neither the Borrower nor any of its Subsidiaries with respect to any Installation Site has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release or has contingent liability of which the Borrower or any of its Subsidiaries has knowledge in connection with any Release. If the Borrower or any of its Subsidiaries shall (a) receive notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by such Person with respect to any Installation Site, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Person alleging violations of any federal, state or local environmental law or regulation or requiring such Person to take any action in connection with any Release of any Contaminant into the environment, in each case in connection with any Installation Site, or (c) receive any notice from a Governmental Authority or private party alleging that such Person may be liable or responsible for costs associated with a response to or cleanup of a Release or any damages caused thereby in connection with any Installation Site, the Borrower shall provide the Lender with a copy of such notice within twenty (20) Business Days of the Borrower's or its Subsidiary's receipt thereof.

         (f) Except as set forth in SCHEDULE 11.01 there are no actions, suits or proceedings pending or, to the knowledge of Borrower's senior executive officers, threatened against or affecting Borrower or any of its Subsidiaries in any court or before any Governmental Authority, board or commission which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the ability of Borrower and its Subsidiaries taken as a whole to perform its obligations hereunder or under any Loan authorized pursuant hereto.

         (g) Lender has a valid first perfected security interest (or in foreign jurisdictions, the equivalent), subject only to Permitted Encumbrances, in all Collateral pursuant hereto, or under any Loan authorized pursuant hereto, at each Installation Site where it may be located, which secures all Obligations of Borrower hereunder.

         (h) Borrower has reviewed its operations and those of its Subsidiaries with a view to assessing whether its business (together with the businesses of its Subsidiaries on a consolidated basis), will be vulnerable to a Year 2000 Problem and has a reasonable basis to believe that no Year 2000 Problem could reasonably be expected to cause a Material Adverse Effect to Borrower and its Subsidiaries on a consolidated basis. For purposes of this Agreement, "Year 2000 Problem" means any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of Borrower will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of leap year calculations. The foregoing representation with respect to Equipment financed pursuant hereto is limited to the representations and warranties of the Supplier with respect to such Equipment.

         (i) Borrower shall take all commercially reasonably actions necessary and commit commercially reasonable resources to assure that computer-based and other systems of Borrower and its Subsidiaries are able to process dates effectively, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could reasonably be expected to cause a Material Adverse Effect to Borrower and its Subsidiaries taken as a whole.

         (j) Borrower shall provide to Lender, within five days after Parent's filing of its annual report on Form 10-K, copies of Parent's consolidated annual financial statements for such fiscal year prepared in accordance with GAAP, audited by a firm of auditors nationally recognized or approved by Lender in writing; and, within five days after filing of Parent's quarterly report on Form 10-Q, unaudited quarterly consolidated balance sheets, income statements and cash flow statements for the Borrower and its Subsidiaries prepared in accordance with GAAP, throughout the term of this Agreement.

         (k) Neither Borrower nor any Subsidiary of Borrower shall create or suffer to exist any Lien on the Collateral, or any part thereof, whether superior or subordinate to the Lien of the Loan Documents, or assign, convey, sell or otherwise dispose of or encumber its interest in the Collateral, or any part thereof (including, without limitation, execution of any lease), nor permit any such action to be taken, except for the following permitted dispositions and encumbrances ("PERMITTED ENCUMBRANCES"): (i) the Lien created hereby or pursuant to the other Loan Documents; (ii) Liens for taxes not yet due, or which are being contested in good faith and by appropriate proceedings; (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are overdue for a period not longer than thirty (30) days or which are being contested in good faith and by appropriate proceedings; (iv) pledges or liens in connection with workers' compensation, unemployment insurance and other social security legislation; (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vi) easements, rights-of-way, restrictions and other similar encumbrances that are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower; (vii) judgment liens not prior to any of the Liens granted pursuant to the Loan Documents with respect to which execution has been stayed within ten (10) days of entry of judgment by appropriate judicial proceedings and the posting of adequate security which may not be any of the Collateral and in any event not relating to any judgment which constitutes an Event of Default or a Default pursuant to SECTION 14; (viii) Qualifying Leases and Deeds of Charge; (viii) a Change in Control not constituting a default pursuant to SECTION 14(i) hereof; and (ix) specific liens, if any, identified on
SCHEDULE 11.02 hereto. Any of the foregoing Liens shall remain "Permitted Encumbrances" as long as they are being contested by Borrower in good faith.

         (l) Borrower shall comply in all material respects with the covenants applicable to Borrower set forth in SCHEDULE 11.03 attached hereto, which are derived from the covenants contained in the Trust Indenture between Parent and First Union National Bank dated October 15, 1999 pertaining to Parent's 12.75% Senior Notes due 2009.

         (m) Borrower shall not permit or acquiesce in any change, waiver or other alteration with respect to any Lease that could reasonably be expected to have a Material Adverse Effect upon it.

         (n) Borrower shall, and shall cause each Subsidiary which leases or acquires an interest in any Equipment to, maintain its existence, good standing and rights in full force and effect in its jurisdiction of organization. Borrower shall, and shall cause each Subsidiary which leases or acquires an interest in any Equipment to, qualify to do business and remain qualified and in good standing and shall obtain all necessary authorizations to do business in each jurisdiction in which failure to receive or retain such could reasonably be expected to have a Material Adverse Effect upon Borrower and its Subsidiaries taken as a whole or upon Lender's ability to exercise its rights and remedies with respect to the Collateral.

         (o) Borrower shall, and shall cause any Subsidiary which leases or acquires an interest in any Equipment to continue to, engage solely in the business described on SCHEDULE 2.01 hereto; and acquire and maintain in full force and effect all rights, privileges, franchises and licenses necessary for the operation and maintenance of such business (including, without limitation any license or authorization required by the FCC or any PUC or any other Governmental Authority).

         (p) Promptly upon their becoming available to Borrower, it shall deliver to Lender copies of (i) all annual or special reports or effective registration statements which Parent or any of its Subsidiaries shall file with any Governmental Authority, including the FCC or any PUC (or any successor thereto) or any securities exchange, (ii) financial statements, material reports, and other information distributed by Parent or any of its Subsidiaries to its creditors, and (iii) all press releases issued by or concerning Parent or its Subsidiaries.

         (q) Immediately upon any officer of the Borrower obtaining knowledge of any condition or event (i) which either constitutes a Default or an Event of Default, or (ii) which renders any representation, covenant or warranty contained herein materially false or misleading, the Borrower shall deliver to the Lender a certificate signed by an authorized officer of the Borrower specifying in reasonable detail the nature and period of existence thereof and what corrective action the Borrower or Parent, as applicable, has taken or proposes to take with respect thereto.

         (r) The Borrower shall give the Lender prompt written notice upon obtaining knowledge of the following: (1) all events of default or defaults and all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any Indebtedness of the Borrower or any Subsidiary which is a party to a Qualifying Lease or otherwise obtains an interest in any Equipment, in excess of $1,000,000 or of any Indebtedness of the Parent in excess of $50,000,000; (2) any levy, attachment, execution or other process against any of the property or assets, real or personal, of the Borrower or any Subsidiary which is a party to a Qualifying Lease or otherwise obtains an interest in any Equipment in an amount in excess of $1,000,000; or (3) the filing or commencement of any action, suit or proceeding by or before any court or any Governmental Authority which, if adversely determined against the Borrower or any Subsidiary which is a party to a Qualifying Lease or otherwise obtains an interest in any Equipment, would result in a Material Adverse Effect on such Person.

         (s) None of the Borrower or any ERISA Affiliate of the Borrower maintains or contributes to any Plan other than a Plan listed on SCHEDULE 11.01 hereto. Each Plan which is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under
Section 501(a) of the IRC. Except as disclosed on SCHEDULE 11.01, none of the Borrower or any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. None of the Borrower or any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the IRC), whether waived or not waived. None of the Borrower or any ERISA Affiliate, nor any fiduciary of any Plan which is not a Multiemployer Plan and whose conduct may give rise to liability by Borrower under ERISA (i) has engaged in a nonexempt "prohibited transaction" described in
Section 406 of ERISA or Section 4975 of the IRC or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. None of the Borrower or any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Plan with respect to which a Schedule B is required to be filed is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Plan relating to such Schedule B. None of the Borrower or any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. None of the Borrower or any ERISA Affiliate has failed to make a required installment or any other required payment to a Benefit Plan under Section 412 of the IRC on or before the due date for such installment or other payment. None of the Borrower or any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year. The Borrower shall comply in all material respects with the applicable provisions of ERISA and furnish to the Lender, (i) as soon as possible, and in any event within thirty (30) days after the Borrower or any officer of the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred or any Termination Event has occurred, a statement of an officer of the Borrower setting forth details as to such Reportable Event or Termination Event and the corrective action, if any, that the Borrower proposes to take with respect thereto, together with a copy of the notice of any such Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice the Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan. The Borrower shall not (i) engage or permit any Subsidiary of the Borrower to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor and which would reasonably be expected to result in a liability to the Borrower or such Subsidiary in excess of $250,000,
(ii) permit any Benefit Plan to incur any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC), (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan, (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any material liability of the Borrower under Title IV of ERISA, (v) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto and which would reasonably be expected to result in a liability in excess of $250,000, (vi) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower is required to provide security to such Plan under
Section 401(a)(29) of the IRC, or (vii) fail, or permit any ERISA Affiliate to fail, to pay to a Benefit Plan any required installment under Section 412 of the IRC on or before the due date for such installment or other payment which would reasonably be expected to result in a Lien under Section 412(n) of the IRC.

         (t) The chief executive office and principal place of business of the Borrower and any Subsidiary which is a party to a Qualifying Lease or otherwise has an interest in the Equipment are as set forth on SCHEDULE 11.04. If any change in any such location occurs, the Borrower shall notify the Lender thereof not later than ten Business Days after the occurrence thereof. The books and records of the Borrower and each Subsidiary of the Borrower which is a party to a Qualifying Lease or otherwise has an interest in the Equipment relating to the Equipment are located at the principal place of business or chief executive office of such Person and if any change in such location occurs, the Borrower shall notify the Lender thereof not later than ten days after the occurrence thereof. Except as set forth on SCHEDULE 11.04, each of the Borrower and each of its Subsidiaries which is a party to a Qualifying Lease or otherwise has an interest in the Equipment has not used and does not now use and will not use any corporate or fictitious name.

         (u) After giving effect to any Loans made to the Borrower hereunder, the disbursement of the proceeds of the Loans to the Supplier and the execution, delivery and performance of each of the Loan Documents and transactions contemplated thereby, the Borrower is Solvent and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a substantial portion of its property, and has no knowledge of any Person contemplating the filing of any such petition against the Borrower.

         (v) Subject to the provisions of Section 29 below, the Borrower shall, and shall cause each of its Subsidiaries which is a party to a Qualifying Lease or otherwise has an interest in the Equipment to, permit representatives of the Lender to have access to such Person's books and records relating to the Collateral and the Equipment, Systems and Installation Sites at reasonable times upon reasonable notice and to make such excerpts from such records as such representatives deem necessary and to inspect the Collateral.

         (w) The Borrower shall not grant any Person any rights in any of the Equipment except to any Subsidiary pursuant to Qualifying Leases or sale of Equipment to foreign Subsidiaries which grant a security interest in the Equipment to the Lender pursuant to documentation satisfactory to the Lender, and the Borrower shall provide the Lender with advance written notice of the location of the Equipment in which rights are proposed to be granted to a Subsidiary of the Borrower and shall promptly execute, and cause such Subsidiary to execute, such additional security documentation as may be reasonably requested by the Lender to maintain its security interest in the Equipment.

         12. INSURANCE: Borrower or any Subsidiary which leases or acquires rights in any Equipment shall, at its expense, upon delivery of each item of Equipment to its Installation Site and at all times thereafter, cause each item of Equipment to remain insured against all risks or loss or damage for an amount at least equal to the portion of the Loans attributable to that item of Equipment and shall maintain comprehensive general liability insurance and excess or umbrella liability insurance with respect to all items of Equipment with such coverages and limits as are customary in Borrower's industry. All insurance polices shall name Lender as an additional insured and if such insurance policy is not a liability policy, as loss payee, and shall be with an insurer, having a "Best Policy Holders" rating of "A1" or better (or the equivalent), and in such form, amount and deductibles as are reasonably satisfactory to Lender. The proceeds of any such polices shall be payable to Lender or Borrower or any Subsidiary which leases or acquires rights in any Equipment, as their interests may appear. Each such policy must state by endorsement that the insurer shall give Lender not less than thirty (30) days prior written notice of any amendment, renewal or cancellation. Borrower or any lessee of Equipment shall upon request, furnish to Lender satisfactory evidence that such insurance coverage is in effect.

         13. CASUALTY: If any Equipment, in whole or in part, shall be lost or stolen or destroyed, or damaged from any cause whatsoever, or is taken in any condemnation or similar proceedings by a Governmental Authority (any such event is hereafter called an "EVENT OF LOSS"), Borrower shall promptly and fully notify Lender thereof. Borrower shall, at its option, do the following: (i) if the Equipment is damaged, immediately place the affected Equipment and Software in good condition and working order, or (ii) replace the affected item with like equipment or software in good repair, condition and working order, or (iii) to the extent not fully covered by insurance as set forth in SECTION 12 above, pay to Lender, within thirty (30) days of the later of the Event of Loss or a determination of less than full insurance coverage, an amount equal to the applicable Loan, plus any other amounts then due and unpaid with respect to such Equipment and Software, less applicable insurance proceeds. Upon the making of all required payments by Borrower pursuant to clause (iii) above, Borrower shall be entitled to retain possession of the applicable Equipment or the sublicense to the applicable Software, (with no warranties) subject to the rights, if any, of the insurer. If Lender shall receive any other insurance proceeds or net awards, Lender shall apply all or part of such proceeds and awards to any Obligations of Borrower to Lender.

         14. DEFAULT: Borrower shall be in default under each Loan upon the occurrence of any of the following events (each, an "Event of Default"):

         (a) The failure of the Borrower or any Subsidiary of Borrower to pay when due any amount of principal, interest, fees or other Obligations payable under this Agreement, the Note or any Guaranty within five (5) days of the date when due;

         (b) A breach or failure in the observance or performance by the Borrower or any of its Subsidiaries of any other material provision of this Agreement or any other Loan Document which is not remedied within thirty (30) days after receipt by Borrower or any of its Subsidiaries of notice of such breach or failure;

         (c) Any material representation, warranty or covenant made herein, in any Loan Document or in any certificate, document, financial or other statement delivered in connection with this Agreement, or hereafter made by Borrower or any Subsidiary of Borrower proves to have been incorrect in any material adverse respect when made or given;

         (d) Borrower, or any surety or guarantor of all or any portion of the Obligations (i) files or has filed against it a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law, or the Borrower or any such surety or guarantor takes any action to authorize any of the foregoing matters and with respect to any such proceeding filed against such Person and which is not acquiesced in by such Person, either such proceeding shall remain undismissed or unstayed for a period of sixty days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for such Person or a substantial portion of such Person's property) shall be granted or shall occur; (ii) generally fails to pay its debts as such debts become due; (iii) shall admit in writing its inability to pay its debts as they become due; (iv) applies for or consents to the appointment of a custodian, trustee, receiver, sequestrator or similar official, for it or its assets; (v) benefits from, or is subject to, the entry of an order for relief by any court of insolvency; (vi) makes a general assignment for the benefit of creditors; (vii) becomes insolvent (however otherwise evidenced); (viii) liquidates, winds-up, dissolves or suspends business; or (ix) has commenced against it any case, proceeding or other action seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

         (e) (i) An "Event of Default" (as defined in that certain Loan and Security Agreement dated as of November 12, 1999 between NTFC Capital Corporation and Borrower, as such agreement may be amended, restated or otherwise modified from time to time and as defined in that certain Loan and Security Agreement dated December 13, 2000 between NTFC Capital Corporation and Borrower, as such agreement may be amended, restated or otherwise modified from time to time) shall occur, (ii) an event of default shall occur under any other financing agreement (other than the Loan Documents) between Borrower and Lender or any affiliate of Lender, (iii) Borrower shall commit a default in any payment of any other instrument or agreement (other than with Lender or any affiliate of Lender) that could reasonably be expected to cause a Material Adverse Effect to Borrower and its Subsidiaries on a consolidated basis, or (iv) Borrower shall default in the observance of any other provision of such other instrument or agreement as to cause, or permit the holder of such instrument or agreement to cause, the obligations thereunder to become due prior to their stated maturity;

         (f) One or more judgments or decrees shall be entered against Borrower or any of its Subsidiaries involving in the aggregate a liability that could reasonably be expected to cause a Material Adverse Effect to Borrower and its Subsidiaries on a consolidated basis, and the same shall not have been vacated or discharged within sixty days after the entry thereof or no insurer shall have admitted its liability in writing with respect to the full amount of such judgments or decrees, or such judgments or decrees, if for the payment of less than an amount equal to fifty percent (50%) of the Borrower's net worth based on the then most recent financial statements submitted to the Lender pursuant to
Section 11(j), shall not have been stayed pending appeal within thirty (30) days after entry thereof or shall not have been discharged within ten (10) days after the expiration of any such stay;

         (g) Any guaranty or any subordination agreement required or delivered in connection with this Agreement is breached or becomes ineffective, or any guarantor, or subordinating creditor disavows its obligations under the guaranty or subordination agreement, as the case may be;

         (h) Borrower or any of its Subsidiaries fails to perform any of its obligations under any other agreement or lease with Lender (subject to any cure rights or notice periods contained in such other agreement or lease);

         (i) Any Change in Control of Borrower shall occur without Lender's prior written consent if such Change in Control results or would result upon consummation in an entity obligated hereunder that is less creditworthy than Borrower, based upon financial information with respect to the transaction which must be supplied by Borrower sufficiently in advance of the consummation thereof so as to enable Lender reasonably to determine such creditworthiness;

         (j) The occurrence of a Material Adverse Effect , or material adverse change occurs in the Lender's ability to enforce the rights and remedies granted under this Agreement or the other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events;

         (k) Borrower or any Subsidiary of the Borrower shall grant, or suffer to exist for more than twenty (20) days, or fail to contest immediately after discovering the same, any lien on any Collateral hereunder in favor of any person other than Lender (except for a purchase money security interest in favor of Lucent or other approved Supplier);

         (l) Any of the Regulatory Authorizations necessary for the continuing operation of the Borrower, any Subsidiary of the Borrower that is a party to a Qualifying Lease or otherwise has an Interest in Equipment, or any System shall cease to be in full force and effect;

         (m) Any Indebtedness of the Parent in a principal amount in excess of $50,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

         (n) A Termination Event occurs which the Lender in good faith believes would subject the Borrower or any ERISA Affiliate to a liability in excess of $250,000; or

         (o) The plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and the Lender in good faith believes that a substantial business hardship exists which would subject the Borrower or any ERISA Affiliate to a liability in excess of $250,000.

         15. RIGHTS AND REMEDIES ON DEFAULT:

         (a) Upon the occurrence and at any time during the continuance of any Event of Default, the Lender may (1) by notice to the Borrower, terminate Lender's Commitment to make Loans hereunder; or (2) by notice to the Borrower, declare the Obligations to be immediately due and payable without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived by the Borrower); PROVIDED, HOWEVER, if an Event of Default described in
SECTION 14(d)(i) shall exist or occur, all of the Obligations shall automatically, without declaration, presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower), be immediately due and payable, and the Commitment shall be automatically terminated. Lender may exercise, from time to time, any rights and remedies available to it under this Agreement, the Note, any other Loan Document, the Uniform Commercial Code and other applicable law. Borrower agrees that upon the occurrence and during the continuance of an Event of Default, to the extent permitted by applicable law (i) any amounts payable under this Agreement or under the Note shall thereafter bear interest at a rate per annum equal to the Interest Rate plus three percent (3%) (in lieu of the 1-1/2% per month referenced in SECTION 3(f) hereof), or the maximum rate per annum allowed by law, whichever is less, compounded monthly and payable on demand (both before and after judgment), until the Obligations are paid in full or the Event of Default is cured, (ii) it will, at Lender's request, assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, and
(iii) Lender, by itself or its agent, may, without notice to any Person and without judicial process of any kind, enter into any premises or upon any land owned, leased or otherwise under the real or apparent control of Borrower or any Subsidiary of Borrower, or any agent of Borrower, where the Collateral may be, or where Lender believes the Collateral may be, and disassemble, render unusable, and/or repossess all or any item of the Collateral, disconnecting and separating the Collateral from any other property. Borrower expressly waives all further rights to possession of the Collateral after the occurrence and during the continuance of an Event of Default and all claims for injuries suffered through, or loss caused by, such entering and/or repossession. To the extent permitted by applicable law, Borrower also waives the benefit of all valuation, appraisal and exemption laws and the posting of any bond required of the Lender in connection with any judicial process to realize on the Collateral, to enforce any judgment or other court order or injunction entered in favor of the Lender with respect to this Agreement or any other Loan Documents. The Borrower waives the right, if any, to the benefit of, or to direct the application of, any Collateral. The Borrower hereby acknowledges that the Lender has no obligation to resort to any Collateral or make claim against any other Person before seeking payment or performance from the Borrower. The Lender shall be under no obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Lender, the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         (b) Lender shall have the right to sell, lease or otherwise dispose of the Collateral (or contract to do so), whether in its then condition or after further preparation or processing, either at public or private sale, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions as Lender, in its sole discretion, may deem advisable. Lender shall have the right to purchase at any such sale. Lender will give Borrower reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is delivered to the address of Borrower set forth above at least ten (10) days before the time of the sale or disposition. Any proceeds of any disposition by Lender of any of the Collateral may be first applied by Lender to the payment of Lender's Expenses, incurred in connection with the repossession, care, safekeeping, sale or otherwise of any or all of the Collateral, or in any way relating to the rights of Lender hereunder. Any balance of such proceeds may be applied by Lender toward the payment of the Obligations in such order as Lender, in its sole discretion, shall determine. Borrower shall be liable for, and shall pay to Lender on demand, any deficiency which may remain after such sale, lease or other disposition, and Lender agrees to remit to Borrower any surplus resulting therefrom.

         (c) If, for the purposes of obtaining judgment in respect of any claim under this Agreement or any other Loan Document in any court, it is necessary to convert a sum due hereunder or thereunder to the Lender in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Lender could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.

         (d) The obligations of Borrower in respect of any sum due in the Original Currency to the Lender under this Agreement or any other Loan Document shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by Lender of any sum adjudged to be so due in such Other Currency, Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Lender in the Original Currency, Borrower shall, as a separate obligation and notwithstanding any such judgment, jointly and severally, indemnify Lender against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to Lender in the Original Currency, Lender shall remit such excess to Borrower.

         (e) NOTWITHSTANDING THE FOREGOING, LENDER SHALL NOT EXERCISE ANY REMEDY IN VIOLATION OF APPLICABLE LAW IN THE JURISDICTION WHERE SUCH REMEDY IS EXERCISABLE, AND THE EXERCISE OF ANY RIGHTS OR REMEDIES HEREUNDER BY THE LENDER THAT MAY REQUIRE FCC, ANY PUC OR ANY OTHER GOVERNMENTAL AUTHORITY APPROVAL SHALL BE SUBJECT TO OBTAINING SUCH APPROVAL. PENDING THE RECEIPT OF ANY FCC, ANY PUC OR ANY OTHER GOVERNMENTAL AUTHORITY APPROVAL, THE BORROWER SHALL NOT DO ANYTHING TO DELAY, HINDER, INTERFERE OR OBSTRUCT THE EXERCISE OF THE LENDER'S RIGHTS OR REMEDIES HEREUNDER IN OBTAINING SUCH APPROVALS, AND IF REQUESTED BY THE LENDER TO DO SO, THE BORROWER SHALL JOIN AND REASONABLY COOPERATE WITH THE SUCCESSFUL BIDDER(S) AT ANY FORECLOSURE SALE IN A FILING OF AN APPLICATION (AND FURNISHING ANY ADDITIONAL INFORMATION THAT MAY BE REQUIRED IN CONNECTION WITH SUCH APPLICATION OR WHICH THE LENDER MAY BELIEVE RELEVANT TO SUCH APPLICATION) WITH THE FCC, ANY PUC AND ALL OTHER APPLICABLE GOVERNMENTAL AUTHORITIES, REQUESTING THEIR PRIOR APPROVAL OF THE OPERATION OR ABANDONMENT OF ALL OR THE PORTION OF ANY SYSTEM OR EQUIPMENT.

         (f) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower) and any other properties or assets any time held or owing by the Lender to or for the credit or for the account of the Borrower against and on account of any of the Obligations which are not paid when due. The Borrower hereby agrees that the foregoing provisions are intended to be construed so as to satisfy the requirements of Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).

         16. GENERAL AUTHORITY: Upon the occurrence and during the continuance of an Event of Default hereunder, Lender shall have the full power to exercise at any time and from time to time all or any of the following powers with respect to all or any of the Collateral:

         (a) To demand, sue for collection, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

         (b) To receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other property taken or received by Lender in connection therewith;

         (c) To settle, compromise, compound, prosecute or defend any action or proceeding with respect thereof;

         (d) To sell, transfer, assign or otherwise deal in or with the same or the proceeds thereof, as fully and effectually as if Lender were the absolute owner thereof; and

         (e) In general, to do all things necessary to perform the terms of this Agreement, including, without limitation, to take any action or proceedings which Lender deems necessary or appropriate to protect and preserve the security interest of Lender in the Collateral. In the case of failure of Borrower to comply with any provision of this Agreement, Lender shall have the right, but shall not be obligated, to so comply in whole or in part, and all moneys spent, and expenses and obligations incurred or assumed by Lender in connection with such performance or compliance, shall be payable on demand together with interest on such amounts equal to the Interest Rate plus three percent (3%) from the date and amount is expended or advanced by the Lender until paid. Such sums plus interest shall constitute a part of the Obligations secured hereby. Lender's effecting such compliance shall not be a waiver of Borrower's default. Lender shall be under no obligation or duty to exercise any of the powers hereby conferred upon it.

         17. EXPENSES: Borrower agrees (a) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred or arising in connection with the negotiation, review, preparation and execution of this Agreement, the Loan Documents, any commitment or proposal letter, or any amendment, supplement, waiver, modification to, or restructuring of this Agreement, the Obligations, or the other Loan Documents, including, without limitation, reasonable outside counsel legal fees and disbursements, expenses, document charges and other charges of Lender, (b) to pay or reimburse Lender for all its reasonable costs, fees, charges and expenses incurred in connection with the administration of this Agreement and the other Loan Documents or the enforcement, protection or preservation of any rights under or in connection with this Agreement or any other Loan Documents, including, without limitation, reasonable outside counsel legal fees and disbursements, audit fees and charges, and all reasonable out-of-pocket expenses, (c) to pay, indemnify, and to hold Lender harmless from, any and all recording and filing fees and taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (excluding income and franchise taxes and taxes of similar nature), if any, which may be payable or determined to be payable in connection with the execution and delivery or recordation or filing of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Loan Documents. All of the amounts described in this Section are referred to collectively as the "LENDER'S EXPENSES," shall be payable upon Lender's demand, and shall accrue interest at the Interest Rate in effect when such demand is made from five (5) days after the date of demand until paid in full. All Lender's Expenses, and interest thereon, shall be part of the Obligations and shall be secured by the Collateral. The agreements in this Section shall survive repayment of the Obligations. All Lender's Expenses that are outstanding on any Borrowing Date shall be paid before or with such Loan. If Borrower has not paid to Lender the amount of all Lender's Expenses billed to Borrower before such Borrowing Date, Lender shall be authorized to retain from any Loan on such Borrowing Date the amount of such Lender's Expenses that remain unpaid. Borrower's obligation to pay Lender's Expenses shall not be limited by any limitation on the amount of the

Commitment that may be designated as available for such purposes, and any amounts so designated shall be used to pay Lender's Expenses accrued at the time of any Loan before any of the legal fees or similar expenses of Borrower.

         18. INDEMNITY: Borrower shall indemnify and hold harmless the Lender and each of its officers, directors and employees (collectively called the "INDEMNITEES") from and against any and all losses, claims, encumbrances, actions, suits, damages , obligations and liens (and all Lender's Expenses) arising out of or in any way relating to any Loan made hereunder, including, without limitation, the selection, purchase, delivery, ownership, licensing, possession, maintenance, condition, use, operation, rejection or return of the Equipment, the recovery of claims under insurance policies thereon, the Borrower's failure to commence operation of a System, any misuse, breach or violation of the Software sublicense, including, without limitation, unauthorized duplication or modification to the Software, or arising by operation of law (collectively, the "INDEMNIFIED MATTERS"); PROVIDED that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. Borrower agrees that upon written notice by Lender of the assertion of any claims, liens, encumbrances, actions, damages, obligations or liabilities, Borrower shall assume full responsibility for, or at Borrower's option, reimburse Lender for the defense thereof. The provisions of this Section shall continue in full force and effect notwithstanding full payment of the Obligations and survive the termination of this Agreement or any Loan for any reason, provided, however, the provisions hereof shall not survive longer than the applicable statute of limitations.

         19. ASSIGNMENT AND PARTICIPATION: Lender may, in whole or in part, with notice to, but without the consent of Borrower, sell or assign all or any portion of the Loans hereunder and any amounts due or to become due hereunder to one or more third party assignees ("Assignee"), which interests may be reassigned in whole or in part, and Lender may grant participations in all or any portions of the Loans to other Persons. No such sale or assignment shall be effective against Borrower unless and until Borrower shall have received a copy or written notice thereof identifying the name and address of the Assignee. Upon receiving written notice from Lender, Borrower shall if so directed, make all payments and other amounts due directly to Assignee without abatement, deduction or setoff and free from any deduction for any other person or entity. Any Assignee shall be entitled to rely on Borrower's agreements as stated in his Agreement, the Note or other Loan Documents, as applicable, and shall be considered a third-party beneficiary thereof. Borrower shall also promptly execute and deliver or cause to be executed and delivered to Lender or any Assignee any additional documentation as Lender or the Assignee may reasonably request to acknowledge the assignment. Lender shall be relieved of its future obligations under the Loan as a result of such assignment if the Assignee assumes Lender's future obligations hereunder. In the ordinary course of its business Lender may at any time sell to one or more financial institutions or other Persons ("Participants") participating interests in any Loan, the Note, the Commitment or any other interest of the Lender under the Loan Documents. In the event of any such sale, the rights and obligations of the parties hereto shall remain unchanged except that for purposes of Sections 3(k) and (l), the Participants shall be entitled to the same rights as if they were the Lender, PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to Section 3(k) or 3(l) than the Lender would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

WITHOUT LENDER'S PRIOR WRITTEN CONSENT, BORROWER SHALL NOT ASSIGN, LEASE, TRANSFER, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER (COLLECTIVELY, A "TRANSFER") ANY LOAN OR COLLATERAL HEREUNDER OR PERMIT ANY LEVY, LIEN OR ENCUMBRANCE THEREON EXCEPT FOR QUALIFYING LEASES AND DEEDS OF CHARGE, OR A CHANGE IN CONTROL NOT CONSTITUTING A DEFAULT PURSUANT TO SECTION 14(i) HEREOF OR AS OTHERWISE PERMITTED HEREIN. LENDER AGREES NOT TO UNREASONABLY WITHHOLD CONSENT TO AN ASSIGNMENT BY BORROWER TO A WHOLLY OWNED SUBSIDIARY OF BORROWER OF ITS RIGHTS HEREIN. ANY ATTEMPTED NON-CONSENSUAL TRANSFER BY BORROWER SHALL BE VOID AB INITIO. NO TRANSFER SHALL RELIEVE BORROWER OF ANY OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS UNLESS LENDER RELEASES BORROWER FROM SUCH OBLIGATIONS IN WRITING.

         20. MISCELLANEOUS: (a) Any failure of Lender to require strict performance by Borrower, or any waiver by Lender of any provision of this Agreement or any other Loan Document shall not be construed as a consent to or waiver of any other breach of the same or of any other provision; (b) No obligation of the Lender hereunder shall survive the expiration or other termination of this Agreement; (c) All of the Borrower's indemnities, waiver, assumptions of liability and duties contained in this Agreement and all Lender's disclaimers shall continue in full force and effect and survive the expiration or other termination of this Agreement; (d) Borrower agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement, and Borrower further agrees to execute and deliver or cause to be executed and delivered, upon demand, any and all other documents necessary to evidence the intent of any Loan authorized hereunder, or to protect Lender's interest in any Collateral, including any UCC financing statements or other security documents or any waivers of interest or liens, and to this end, Borrower appoints Lender as its attorney-in-fact to execute and deliver all such financing statements or other documents and to collect insurance proceeds. Borrower agrees to pay the costs of filing and recording such documentation; (e) Borrower shall deliver to Lender such additional financial information available to the public or other creditors as Lender may reasonably request; (f) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES (EXCEPT TO THE EXTENT THE INTERNAL LAWS OF THE STATE OR NATION WHERE THE COLLATERAL IS LOCATED GOVERN THE PERFECTION OF SECURITY INTERESTS IN SUCH PROPERTY OR THE EXERCISE OF REMEDIES THEREIN), AND THE BORROWER AND THE LENDER CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENCE TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT; (g) If any provision shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired; (i) In the event Borrower fails to pay or perform any obligations under this Agreement, Lender may, at its option, pay or perform said obligation, and any payment made or expense incurred by Lender in connection therewith shall be due and payable by Borrower upon demand by Lender with interest thereon accruing at the maximum rate permitted by law until paid and shall constitute part of the Obligations secured by the Collateral; (h) No loan charge, late charge fee or interest, if applicable, is intended to exceed the maximum amount permitted to be charged or collected by applicable law. If one or more of such charges exceed such maximum, then such charges will be reduced to the legally permitted maximum charge and any excess charge will be used to reduce the applicable Loan Amount or refunded;
(i) Time is of the essence in this Agreement and in each of its provisions.

         21. NOTICES: Notices, demands and other communications to be effective shall be transmitted in writing by telex, telecopy, or other facsimile transmission, by hand delivery, or if given in the United States, by first class, Registered or Certified Mail, return receipt requested, or by an overnight courier service, addressed to Lender or to Borrower at the applicable address in the preamble, or at such other address as the parties may hereinafter substitute by written notice. Notice shall be effective in the United States four (4) days after the date it was mailed (if mailed in the United States), or upon receipt, which may be evidenced in electronic form, whichever is earlier.

         22. COUNTERPARTS: The Loan, including the Exhibits and any Schedules and other Loan Documents, may be executed by one or more of the parties on any number of separate counterparts (which may be originals or copies sent by facsimile transmission) each of which counterparts shall be an original, but all of which taken together shall be deemed to constitute on and the same instrument.

         23. ENTIRE AGREEMENT: This Agreement and its Schedules and Exhibits and other Loan Documents executed and delivered in connection herewith constitute the entire agreement between Lender and Borrower with respect to the subject matter hereof and supersede all previous negotiations, proposals, commitments, writings, and understandings of any nature whatsoever. No agent, employee, or representative of Lender has any authority to bind Lender to any representation or warranty concerning the Equipment or Software and, unless such representation or warranty is specifically included in this Agreement or other Loan Documents executed by Lender, it shall not be enforceable by Borrower against Lender.

         24. BINDING NATURE: This Agreement and each Loan shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and permitted assigns and/or Subsidiaries. It is acknowledged for the purpose of this Agreement that no Australian Subsidiary is a party to this Agreement and that obligations expressed on behalf of Subsidiaries hereunder, so far as they could apply to an Australian Subsidiary, are obligations of Borrower to cause that obligation to be performed. A Guaranty and Deed of Charge in favor of Lender by an Australian Subsidiary contain the obligations of the Australian Subsidiary to Lender.

         25. CONDITIONS OF CLOSING: On or before the Closing Date, the following conditions must have been satisfied:

         (a) CLOSING CERTIFICATES. A certificate of Borrower signed by a duly authorized officer, certifying as to (i) true copies of Organizational Documents of Borrower in effect on such date; (ii) true copies of all corporate action taken by Borrower relative to this Agreement, the Note, and the other Loan Documents; (iii) the names, true signatures and incumbency of certain officers of Borrower authorized to execute and deliver this Agreement, the Note, and the other Loan Documents; (iv) a Certificate of Good Standing (or equivalent certificate) for Borrower duly issued by the Secretary of State of each state in which Borrower intends to do business; and (v) such other matters as Lender shall reasonably request.

         (b) OPINIONS OF COUNSEL. Lender shall have received the following opinions, all dated as of the Closing Date and in form and substance satisfactory to Lender:

                  (i) A written opinion of counsel to Borrower, substantially in the form of EXHIBIT C hereto;

                  (ii) A written opinion of regulatory counsel for Borrower, substantially in the form of EXHIBIT D hereto; and

         (c) CLOSING DOCUMENTS. Lender shall have received the following documents, all in form and substance satisfactory to Lender:

                  (i) AGREEMENT. This Agreement, duly executed by Borrower;

                  (ii) NOTE. The Note, duly executed by Borrower;

                  (iii) FINANCING STATEMENTS. All UCC-1 financing statements or other filings or recordations necessary to perfect the Liens granted hereby, each duly executed by Borrower, and duly recorded in all the appropriate recording offices corresponding to the locations identified on SCHEDULE 8.01 hereto;

                  (iv) INSURANCE. Policies and certificates of insurance and loss payable endorsements required by SECTION 12, accompanied by evidence of the payment of the premiums therefor;

                  (v) FINANCIAL STATEMENTS. The financial statements described in SECTION 11(J) hereof;

                  (vi) BALANCE SHEET. A balance sheet of Borrower, dated as of the end of the fiscal quarter preceding the Closing Date, certified by the Borrower's chief financial officer as fairly presenting the financial condition of Borrower.

                  (vii) SCHEDULES. An updated SCHEDULE 11.04, which contains an accurate list of all executed and proposed Leases or other conveyances of Collateral, and their status.

                  (viii) PRE-CLOSING LIEN SEARCHES. Lien searches from all jurisdictions reasonably determined by Lender to be appropriate, effective as of a date reasonably close to the Closing Date, reflecting no other Liens (other than Permitted Encumbrances) on any of the Collateral.

         26. CONDITIONS OF LENDING:

         (a) CONDITIONS FOR FIRST LOAN. On or before the First Funding Date, with respect to each Loan, the following conditions shall have been met to Lender's satisfaction:

                  (i) POST-CLOSING LIEN SEARCHES. Lender shall have received satisfactory results of Lien searches in all jurisdictions reasonably determined by Lender to be appropriate, reflecting the filing of financing statements in favor of Lender pursuant hereto and no other Liens other than Permitted Encumbrances.

                  (ii) LANDLORD CONSENTS. Borrower shall use its best efforts to obtain the Landlord Consents.

                  (iii) REQUIRED CONSENTS. Other than those Landlord Consents which, after using its best efforts, Borrower is unable to obtain, Lender shall have received satisfactory evidence of Borrower's obtaining the Required Consents.

         (b) CONDITIONS FOR ALL LOANS. The obligation of Lender to make any Loan hereunder is subject to Borrower's performance of its obligations hereunder on or before the date of such Loan, and to the satisfaction of the following further conditions on or before the Borrowing Date for any Loan, including the first Loan:

                  (i) FILINGS, REGISTRATIONS AND RECORDINGS. Any financing statements or other recordings required hereunder shall have been properly filed, registered or recorded in each office in each jurisdiction required in order to create in favor of Lender a perfected first-priority Lien on the Collateral, subject to no other Lien; Lender shall have received acknowledgment copies of all such filings, registrations and recordations stamped by the appropriate filing officer; and Lender shall have received results of searches of such filing offices, and satisfactory evidence that any other Liens (other than Permitted Encumbrances) on the Collateral have been duly released, that all necessary filing fees, recording fees, taxes and other expenses related to such filings, registrations and recordings have been paid in full.

                  (ii) BORROWING CERTIFICATE. Lender shall have received a duly executed Borrowing Certificate in the form of Exhibit B, including a detailed Collateral Schedule listing all goods and services to be paid with the proceeds of the Loan and the locations thereof and accompanied by other supporting documentation satisfactory to Lender, including without limitation, if the requested Loan is to reimburse Borrower for Equipment paid for by the Borrower, cancelled checks of the Borrower that evidence such payment.

                  (iii) REPORTING REQUIREMENTS. Borrower shall have provided Lender with all relevant reports and information required under Section 11 hereof.

                  (iv) NO REGULATORY EVENT. No action by any Governmental Authority (in either Borrower's or Lender's reasonable determination) that could reasonably be expected to cause a Material Adverse Effect to Borrower and its Subsidiaries on a consolidated basis shall have occurred and be continuing, or would exist upon the consummation of transactions to occur on such Borrowing Date.

                  (v) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing or would exist upon the consummation of transactions to occur on such Borrowing Date.

                  (vi) NO MATERIAL ADVERSE CHANGE. No material adverse change in the financial condition of Borrower and its Subsidiaries on a consolidated basis shall have occurred, or would occur after giving effect to such Loan, since the date of the last financial statements delivered to Lender pursuant hereto.

                  (vii) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Section 11 hereof shall be true on and as of the date of each such Loan hereunder.

                  (viii) LENDER'S EXPENSES. All closing costs, and other Lender's Expenses shall have been paid in full.

                  (ix) OPINIONS. Lender shall have received from Borrower such opinions of counsel for Borrower or a Subsidiary of Borrower as may be reasonably acceptable to Lender in form and substance with respect to the perfection and priority of the Liens created by the security documents in each such jurisdictional location.

                  (x) DETAILS, PROCEEDINGS AND DOCUMENTS. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to Lender and Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance reasonably satisfactory to Lender, as Lender may from time to time request.

                  (xi) CONSENTS. Lender shall have received Required Consents duly executed by all parties and in form satisfactory to Lender.

                  (xii) FEES. Lender shall have received the fee(s) described in Sections 3 and 17 hereof.

                  (xiii) PURCHASE AGREEMENTS. Lender shall have received a copy of each executed Vendor Purchase Agreement with respect to which proceeds of Loan shall be used to acquire Lucent Equipment or other Equipment, and Lender shall have reviewed and approved the Equipment to be acquired with proceeds of a Loan, together with a collateral assignment thereof in the form of Exhibit G attached hereto, and a written consent to such collateral assignment by Lucent or the Vendor, as applicable.

                  (xiv) LEASE SCHEDULE. Lender shall have received an updated
         SCHEDULE 11.04, which contains an accurate list of all executed and proposed Leases and their status.

                  (xv) POST-CLOSING ITEMS. The post-closing items described on
         SCHEDULE 26.01 hereto, if any, shall have been completed in the time permitted, and Borrower shall have provided Lender with satisfactory evidence thereof.

                  (xvi) DELIVERY AND ACCEPTANCE CERTIFICATE. With respect to the Equipment to be financed with the proceeds of a Loan, Lender shall have received from the Borrower in form and substance satisfactory to the Lender a delivery and acceptance certificate indicating that such Equipment has been delivered to its appropriate Installation Site and that it has been accepted by the Borrower.

                  (xvii) FOREIGN SUBSIDIARY CLOSING CERTIFICATES AND DOCUMENTATION. If the proceeds of the requested Loan shall be used to acquire any Equipment in which a foreign Subsidiary of the Borrower shall obtain an interest, then the Lender shall have received closing certificates from such Subsidiary corresponding to the closing certificates described in SECTION 25(a), a bill of sale or other document of conveyance satisfactory to the Lender, a duly executed Guaranty and a Deed of Charge and a written opinion of foreign counsel to Borrower, substantially in the form of EXHIBIT E hereto.

                  (xviii) SUBSIDIARY CLOSING CERTIFICATES AND DOCUMENTATION. If the proceeds of the requested Loan shall be used to acquire any Equipment in which a Subsidiary of the Borrower, which is not a foreign Subsidiary, shall obtain an interest, then the Lender shall have received closing certificates from such Subsidiary corresponding to the closing certificates described in SECTION 25(a), copies of all executed Leases, each of which must be a Qualifying Lease, together with a duly executed collateral assignment of lease with respect to each Lease in form and substance satisfactory to the Lender.

                  (xix) UPDATED INSURANCE DOCUMENTATION. Lender shall have received updated copies of the insurance policies, certificates and loss payable endorsements referred to in Section 25(c)(v), which updated policies, certificates and endorsements shall cover the Equipment to be financed with the proceeds of the requested Loan.

         (c) AFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Any Borrowing Certificate or other request for any Loan hereunder shall constitute a representation and warranty that (i) the representations and warranties contained in hereof are true and correct on and as of the date of such request with the same effect as though made on and as of the date of such request and
(ii) on the date of such request no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loan (for this purpose such Loan being deemed to have been made on the date of such request). Failure of Lender to receive notice from a Borrower to the contrary before such Loan is made shall constitute a further representation and warranty by the Borrower that (x) the representations and warranties of the

Borrower contained in the first sentence of this SECTION 26(c) are true and correct on and as of the date of such Loan with the same effect as though made on and as of the date of such Loan and (y) on the date of the Loan no Default or Event of Default has occurred and is continuing or exists or will occur or exist after giving effect to such Loan.

         (d) DEADLINE FOR FUNDING CONDITIONS. Lender shall have no obligation to make any Loans hereunder if all of the conditions set forth in SECTIONS 25 and 26 hereof have not been fully satisfied, and the first Loan made hereunder, within the period of 90 days following the Closing Date.

         27. SERVICE OF PROCESS:

         THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, CONSENTS THAT ALL SERVICE OF PROCESS SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AT THE ADDRESS INDICATED IN THE PREAMBLE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER SAME SHALL HAVE BEEN POSTED AS AFORESAID.

         28. WAIVER OF JURY TRIAL, ETC.:

         EACH OF THE BORROWER AND THE LENDER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH OF THE BORROWER AND THE LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY OF THEM MAY FILE AS AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         29. CONFIDENTIALITY:

         The Lender agrees to keep confidential any information disclosed to the Lender pursuant to the provisions of Section 11(v) except that the Lender may disclose such information (i) to its consultants, legal counsel and accountants who agree to keep such information confidential, (ii) which becomes available to the public other than as a result of disclosure by the Lender, its consultants, legal counsel or accountants or (iii) which is required to be disclosed under applicable law or judicial process.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                      PRIMUS TELECOMMUNICATIONS, INC.

                                      By:
                                      Its:

                                      GENERAL ELECTRIC CAPITAL
                                            CORPORATION

                                      By:
                                      Its:

                                SCHEDULE 2.01 TO
                           LOAN AND SECURITY AGREEMENT

                               BORROWER'S BUSINESS

                                SCHEDULE 8.01 TO
                           LOAN AND SECURITY AGREEMENT

               COLLATERAL DESCRIPTIONS AND LOCATIONS OF COLLATERAL

                                SCHEDULE 11.01 TO
                           LOAN AND SECURITY AGREEMENT

                               DISCLOSURE SCHEDULE

                                SCHEDULE 11.02 TO
                           LOAN AND SECURITY AGREEMENT

                             PERMITTED ENCUMBRANCES

                                SCHEDULE 11.03 TO
                           LOAN AND SECURITY AGREEMENT

                              SENIOR NOTE COVENANTS

                                SCHEDULE 11.04 TO
                           LOAN AND SECURITY AGREEMENT

  CHIEF EXECUTIVE OFFICE; PRINCIPAL PLACE OF BUSINESS; QUALIFYING LEASES AND
                                   CONVEYANCES

                                SCHEDULE 26.01 TO
                           LOAN AND SECURITY AGREEMENT

                             POST-CLOSING CONDITIONS